UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

Nexeon Medsystems Inc

(Exact name of registrant as specified in its charter)

Nevada	000-55655	81-0756622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 Pacific Avenue, Suite 20000 Dallas, Texas 75201 (Address of principal executive offices) (zip code) 844-919-9990
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2018 (the “Record Date”), the holders of a majority of Nexeon Medsystem Inc’s (the “Company”) outstanding voting capital as of the Record Date approved, by written consent pursuant to Section 78.320 of the Nevada Revised Statutes and the Company’s bylaws, the following action (the “Action”):

To permit, but not require, the Board of Directors of the Company to effectuate a reverse stock split of the Company’s common stock, par value $0.001 per share by a ratio of not less than one (1) for two (2) and not more than one (1) for twenty-five (25) (the “Range”), with the exact ratio to be set at a whole number within this Range as determined by the Board in its sole discretion within one year of the Record Date.

Specifically, holders of 15,523,326 shares of common stock, or 56.01% of the Company’s voting capital, approved the Action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

Dated: May 17, 2018	/s/ William Rosellini
William Rosellini
Chairman and Chief Executive Officer

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